UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2020

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 Colorado Ave., Suite 230 Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 19, 2020, Ontrak, Inc. (the “Company”) entered into a conditional amendment (the "Conditional Amendment") to the Company’s Note Purchase Agreement dated September 24, 2019 (the “Note Agreement”) with Goldman Sachs Specialty Lending Holdings, Inc. and any other purchasers party thereto from time to time (collectively, the “Holders”) governing $35.0 million in aggregate principal amount of the Company’s outstanding senior secured notes (the “2024 Notes“). The Conditional Amendment includes changes to certain definitions in the Note Agreement intended to permit the Company to issue a new series of preferred stock (the “Series A Preferred Stock“) and to pay dividends thereon for the first eight quarterly periods, including a waiver of the mandatory prepayment of the 2024 Notes with the proceeds of the offering. The Conditional Amendment also modifies the Leverage Ratio covenant, Consolidated Adjusted EBITDA covenant, Minimum Consolidated Liquidity covenant and Minimum Revenue covenant included in the Note Agreement, which changes increase the Company’s financial flexibility and accommodate the growth in the business. The Conditional Amendment requires us to incur an additional $10 million of indebtedness under the Note Agreement, that such offering of Series A Preferred Stock result in net proceeds to the Company of at least $23.5 million and the payment of certain fees and expenses of the Holders shall have been paid prior to its effectiveness. In connection with the Conditional Amendment, certain affiliates of the Holders have waived their right to participate in such offering of Series A Preferred Stock.

The Conditional Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Conditional Amendment is qualified in its entirety by reference to such exhibit.

Item 7.01	Regulation FD Disclosure.

On August 20, 2020, the Company issued a press release announcing that it had commenced the offering of the Series A Preferred Stock. A copy of that press release is attached as Exhibit 99.1 to this Current Report and incorporated by reference into this Item 7.01.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Note Purchase Agreement by and among the Company and Goldman Sachs Specialty Lending Group, L.P. dated as of August 19, 2020.
99.1	Press release dated August 20, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONTRAK, INC.

Date: August 20, 2020	By:	/s/ Brandon LaVerne
Brandon LaVerne
Chief Financial Officer